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                                                                    Exhibit 99.1

CONTACT: JOHN P. SALDARELLI
         SECRETARY AND TREASURER
         (914) 242-7700

                              FOR IMMEDIATE RELEASE

  AMERICAN REAL ESTATE PARTNERS, L.P. ACQUIRES WATERFRONT GOLF COMMUNITY AND
                LAND FOR RESIDENTIAL DEVELOPMENT IN SOUTHEAST FLORIDA


         MOUNT KISCO, N.Y., July 22, 2004. American Real Estate Partners, L.P. (NYSE:ACP) ("AREP") announced today that it has completed an acquisition in Vero Beach, Florida. AREP, through its subsidiaries, including Vero Beach Acquisition LLC and Grand Harbor Management LLC, purchased the two waterfront communities of Grand Harbor and Oak Harbor and their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development including vacant land for future residential development, improved lots and finished residential units ready for sale. The purchase price for all of the assets was approximately $75,000,000. AREP plans to invest in the further development of the properties and the enhancement of the existing infrastructure.

         AREP is a master limited partnership.

         This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are changes in general economic conditions, the extent, duration and strength of any economic recovery, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, risks related to our hotel and casino operations, including the effect of regulation, substantial competition, rising operating costs and economic downturns, competition for investment properties, risks related to our oil and gas operations, including costs of drilling, completing and operating wells and the effects of regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2003 Form 10-K, Form 10-Qs and Form 8-Ks. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.